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                                                                    Exhibit 23.5

                           CONSENT OF EDWARD YOURDON
                           -------------------------



               I, Edward Yourdon, hereby consent to be named as a nominee for election to the ZMAX Corporation Board of Directors in the Registration Statement to be filed with the Securities and Exchange Commission by ZMAX Corporation and New ZMAX Corporation.

          EXECUTED on June 12, 1997.


                                    /s/ Edward Yourdon
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                                    Edward Yourdon